UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 30, 2024

Conifer Holdings Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-37536	27-1298795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 West Big Beaver Road, Suite 200
Troy, MI 48084

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (248) 559-0840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CNFR	The Nasdaq Stock Market LLC
9.75% Senior Notes due 2028	CNFRZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Agreement.

The disclosure set forth below under Item 2.01 – Completion of Acquisition or Disposition of Assets is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sale of Conifer Insurance Services, Inc.

On August 30, 2024 (the “Closing Date”), Conifer Holdings, Inc., a Michigan corporation (the “Company”), completed its sale of Conifer Insurance Services, Inc., a Michigan limited liability company and wholly owned subsidiary of the Company (“CIS”), to BSU Leaf Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to the Interest Purchase Agreement, dated as of the Closing Date (the “CIS Agreement”), by and among the Company, Buyer and Buyer’s parent (the “Transaction”).

As a result of the sale, the Company no longer has any insurance agency operations and it expects a significant decline in revenue. In connection with the sale, the Company received initial consideration of $45 million, subject to purchase price adjustments. In addition, during the three years ending on the third anniversary of the Closing Date, the Company is eligible under the CIS Agreement to receive up to three earn-out payments (each, an “Earn-Out Payment”) based on performance thresholds of the gross revenue earned by CIS in the applicable quarter, with the aggregate amount of Earn-Out Payments capped at $25.0 million.  The Company used a portion of the proceeds to repay its senior secured debt obligations and redeem all outstanding shares of Series A Preferred Stock.

The unaudited pro forma consolidated financial information of the Company as of and for the six months ended June 30, 2024 and for the year ended December 31, 2023, in each case giving effect to sale of CIS, is attached hereto as Exhibit 99.2.

The foregoing description of CIS Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the CIS Agreement, a copy of which is filed as Exhibit 2.1 attached hereto and incorporated herein by reference.

As part of the CIS Agreement there is a transition services agreement to allow both parties to share resources for a certain period of time, generally less than twelve months, in order to effectuate an orderly separation of the internal systems and operations.

Sale of Sycamore Specialty Underwriters, LLC

On August 30, 2024, the Company completed the sale of its 50% ownership interest in Sycamore Specialty Underwriters, LLC (“SSU”) to an entity owned by Andrew Petcoff, the son of James Petcoff, the Company's former Executive Chairman and Co-Chief Executive Officer and beneficial owner of more than 5% of the Company’s common stock, pursuant to the Membership Interest Purchase Agreement, dated as of August 30, 2024 (the “SSU Agreement”) among Sycamore Financial Group, LLC, Andrew Petcoff and VSRM Insurance Agency, Inc.  The total purchase price was $6.5 million with $3.0 million paid in cash at the time of the closing and $3.5 million due throughout the balance of 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2024, Nicholas Petcoff, the Company’s Chief Executive Officer and director, resigned from all his positions at the Company and its subsidiaries (including his position as a director) in connection with the transaction contemplated by the CIS Agreement, and the Board decreased the size of the Board to eight directors. Mr. Petcoff’s resignation was not the result of any disagreement with management or the Board. In connection with his resignation, Mr. Petcoff will receive up to $1,270,750 as a performance bonus (the “Performance Bonus”) with $635,375 payable within 30 days of the Closing Date of the Transaction and $635,375 payable within 30 days of the Company’s receipt of the Earn-Out Payment only if the Company receives the maximum Earn-Out Payment. The Performance Bonus is contingent upon Mr. Petcoff signing a general release of claims against the Company.

Effective August 30, 2024, Brian Roney, President, was appointed to the role of Chief Executive Officer.  Brian Roney, 60, has served as Company President since 2010.  Mr. Roney oversees the Company's finance and investor relations functions, as well as general operations. Mr. Roney has a B.A. from the University of Notre Dame and a M.B.A. from the University of Detroit.  There are no family relationships between Mr. Roney and any director or executive officer of the Company. In addition, Mr. Roney has no direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The Company did not enter into a revised employment agreement with Mr. Roney in connection with his appointment as Chief Executive Officer.

Item 7.01. Regulation FD Disclosure.

On September 3, 2024, the Company issued a news release announcing the completion of the sale of CIS. The news release is being furnished as Exhibit 99.1 to this Form 8-K.

The information and exhibit being furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section 18, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

As previously reported, on August 16,  2024, the Company received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company no longer complied with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Rule”)  for continued listing on The Nasdaq Stock Market LLC because the Company’s stockholders’ equity, as reported in the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2024, had fallen below $2.5 million. and because it did not satisfy the alternative continued listing standards. Based on the sale of CIS, and as of the date of this Current Report, the Company believes it satisfies the Rule because it now has stockholders’ equity of at least $2.5 million. Nasdaq will continue to monitor the Company’s ongoing compliance with the Rule and, if the Company’s next periodic report does not evidence compliance with the Rule, the Company may be subject to delisting. There can be no assurance that the Company will be able to maintain compliance with the Rule.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1#	Interest Purchase Agreement dated August 30, 2024, by and among BSU Leaf Holdings LLC, Conifer Holdings, Inc., and Bishop Street Underwriters LLC.

99.1	Press Release of Conifer Holdings, Inc., dated September 3, 2024 (furnished and not filed).

99.2	Unaudited Pro Forma Condensed Combined Financial Statements.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#         Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONIFER HOLDINGS INC.

Date: September 6, 2024	By:	/s/ Brian J. Roney
	Name:	Brian J. Roney
	Title:	Chief Executive Officer